UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2024

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

290 Park Ave South, 14th Floor New York, New York	D04 V972
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 (87) 223 2455

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Amendment of CEO Employment Contract

On August 19, 2024, a side letter (the “Side Letter”) was executed amending the employment contract of Peter Jackson, Flutter Entertainment plc’s (“Flutter” or the “Company”) Chief Executive Officer, with Betfair Limited (the “Employer”), a wholly owned subsidiary of Flutter, dated May 8, 2023 (the “Employment Contract”). The amendments were made following the primary US listing of Flutter, and the relocation of the Company’s operational headquarter to the US.

A summary of the material amendments to the Employment Contract made pursuant to the Side Letter include the following:

•	The elements of Mr. Jackson’s terms of employment will remain broadly the same, except for the following, which will become effective from August 19, 2024:

•

Mr. Jackson’s Total Salary will decrease to $1,390,000, which represents an approximate 13.5% decrease based on current foreign exchange rates. Going forward Mr. Jackson’s Total Salary will be set in USD.

•

Mr. Jackson’s discretionary annual cash bonus opportunity for 2025 will increase to 200% of Total Salary at target and 400% of Total Salary at maximum. For 2024, Mr. Jackson’s bonus opportunity will remain unchanged at 190% of Total Salary at target and 285% of Total Salary at maximum. There will be no share deferral.

•

Mr. Jackson will be eligible to participate in Flutter’s discretionary long-term incentive plan. On August 19, 2024, Mr. Jackson received a grant of restricted share units (“RSUs”) with a grant date fair value equal to 200% of Total Salary and a grant of performance share units (“PSUs”) with a grant date fair value equal to 600% of Total Salary at target and 1,200% of Total Salary at maximum. The RSUs will vest in three equal installments over three years from the date of grant. The PSUs will cliff vest three years from the date of grant subject to the achievement of certain performance targets.

•	The amount of cash that Mr. Jackson will receive in lieu of pension contributions will be reduced from 9% to 5% of Total Salary.

•	Mr. Jackson’s shareholding requirement will increase from 500% to 600% of Total Salary.

•

Mr. Jackson will continue to bear the cost of his own worldwide taxes, and Flutter will not provide tax equalization payments. Flutter will arrange and pay for reasonable personal tax return support and reasonable advice in respect of Mr. Jackson’s US, UK and Irish tax returns in connection with his employment, to be provided by Flutter’s tax advisors.

Except as modified by the Side Letter, the terms of Mr. Jackson’s Employment Contract remain in full force and effect.

Item 7.01	Regulation FD Disclosure.

On August 20, 2024, Flutter released, via the Regulatory News Service in London, an announcement (the “RNS Announcement”) regarding the grant of the above referenced equity awards to Peter Jackson, Flutter’s Chief Executive Officer, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The RNS Announcement was made in order to comply with disclosure requirements pursuant to the United Kingdom Financial Conduct Authority’s Disclosure Guidance and Transparency Rules.

On August 20, 2024, Flutter released, via the Regulatory News Service in London, an announcement (the “RNS Announcement”) regarding the grant of equity awards to its Non- Executive Directors, John A. Bryant, Holly Keller Koeppel, Nancy Cruickshank, Nancy Dubuc, Alfred F. Hurley, Jr., Carolan Lennon, Atif Rafiq, Robert Bennett and Christine McCarthy, which is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference. The RNS Announcement was made in order to comply with disclosure requirements pursuant to the United Kingdom Financial Conduct Authority’s Disclosure Guidance and Transparency Rules.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	RNS Announcement dated August 20, 2024

99.2	RNS Announcement dated August 20, 2024

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: August 20, 2024	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	General Counsel and Company Secretary